UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011 (November 1, 2011)

BIONEUTRAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-149235	26-0745273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Warren Street, Newark, New Jersey	07103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 286-2899

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On November 7, 2011, Bioneutral Group, Inc., a Nevada corporation (the “Company”) entered into the following agreements with Vinfluence Pty Ltd., an Australian corporation (“Vinfluence”).

1. Preferred Stock Purchase Agreement - This agreement provides that Vinfluence will purchase 100,000 shares of Series C Convertible Preferred Stock from the Company for an aggregate purchase price of $1,000,000.  Vinfluence is obligated to purchase 20,000 shares per month.

2. Agreement to Assign and Settle Debt - Pursuant to this agreement, Vinfluence agreed to purchase and subsequently cancel certain debt owed by the Company.  In consideration for such purchase, the Company will issue Vinfluence one share of Series B Preferred Stock for every $10 of debt settled.

3. Agreement to Assign and Settle Notes – Pursuant to this agreement, Vinfluence agreed to purchase and subsequently cancel certain promissory notes previously issued by the Company that are currently outstanding.  In consideration for such purchase, the Company will issue Vinfluence one share of Series D Preferred Stock for every $10 of notes settled.

4. Preferred Stock Drawdown Agreement – Under the terms of this agreement, the Company is granted the right, but not the obligation, to sell to Vinfluence up to $1,400,000 worth of Series E Preferred Stock in monthly increments of up to $200,000.

5. Agreement to License Invention – Under the terms of this agreement, the Company agreed to grant Vinfluence an exclusive license to commercialize certain intellectual property owned by the Company and its Delaware subsidiary, Bioneutral Laboratories Corporation USA (the “Subsidiary”), within the Territory (as defined therein), as well as a non-exclusive license over such intellectual property in the Optioned Territory (as defined therein).

The rights and preferences of the Preferred Stock issued to Vinfluence are set forth under Item 3.03 below.

The agreements described above are included as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K.

ITEM 3.03     Material Modifications to the Rights of Security Holders.

On October 31, 2011, the Board of Directors (the “Board”) of the Company approved the designation of the following series of Preferred Stock:

1. Two hundred thirteen thousand five hundred (213,500) shares of Series B Preferred Stock.  Each share of Series B Preferred Stock is convertible into 125 shares of the Company’s common stock.

2. One hundred thousand (100,000) shares of Series C Preferred Stock.  Each share of Series C Preferred Stock is convertible into 125 shares of the Company’s common stock;

3. Two hundred thirty one thousand one hunded (231,100) shares of Series D Preferred Stock.  Each share of Series D Preferred Stock is convertible into 125 shares of the Company’s common stock; and

4. One hundred forty thousand shares of Series E Preferred Stock.  Each share of Series E Preferred Stock is convertible into the Company’s common stock at a conversion price equal to seventy five percent (75%) of the average closing bid price of the Company’s common stock, based on the prior 10-day closing price, subject to a floor of $0.08 per share.

A more detailed description of the rights and preferences of the various series of Preferred Stock are set forth in the Certificates of Designation attached as schedules to the various exhibits hereto.

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

During a meeting of the Board of the Company held on November 1, 2011, Mr. Ronald Del Mauro and Mr. Frank Battafarano were appointed as directors of the Board.  Their appointments to the Board became effective on November 1, 2011.

Mr. Del Mauro served as the Chief Executive Officer of the Saint Barnabas Health Care System since its inception in 1996, and also served as its President until 2010.

Mr. Battafarano has served as the Chief Executive Officer of BioNeutral Group, Inc.’s subsidiary, BioNeutral Services Inc. from February 3, 2011 to March 2011 and has served as its Chairman of the Board since February 3, 2011.  From March 2008 to March 2010, Mr. Battafarano served as Chief Operating Officer of Kindred Healthcare Inc. and served as its Executive Vice President and President of the Hospital Division from February 2005 to March 2008. Mr. Battafarano served as President of the Hospital Division of Kindred Healthcare, Inc. from November 1998 to February 2005.

The Company entered into Indemnification Agreements with each of Mr. Battafarano and Mr. Del Mauro pursuant to which the Company agreed to indemnify them against all losses, claims, damages, expenses and liabilities incurred in connection with any suit, proceeding or claim filed against them by reason of (or arising in part or in whole out of) any event or occurrence related to the fact that they are or were or may be deemed directors of the Company or any parent or subsidiary of the Company, or by reason of any action or inaction on their part while serving in such capacity.  A form of such Indemnification Agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K.

The Company also entered into an agreement with Mr. Battafarano pursuant to which he was appointed as the Chairman of the Board.  As compensation for his services, Mr. Battafarano will be reimbursed for all reasonable and necessary business expenses, subject to customary expense reporting requirements and subject to prior approval by the chairman of the Company’s audit committee of expenses exceeding $3,000 monthly.  In addition, Mr. Battafarano will receive compensation in the amount of $10,000 per month, payable in arrears on the last business day of each month.  Mr. Battafarano will also receive 500,000 shares of restricted common stock of the Company, subject to a repurchase option by the Company at a repurchase price of $.001 per share in the event that he ceases to serve as Chairman for any reason.  Such repurchase option shall expire as to 40,000 shares per month for as long as Mr. Battafarano remains as Chairman of the Board.  In addition, Mr. Battafarano will receive an option to purchase 500,000 restricted common stock of the Company upon execution of the agreement.  The exercise price for such option shall be the closing price for the Company’s common stock as of the execution date.  The options shall be exercisable for a period of three (3) years following the date of the agreement and the options shall vest at the rate of 40,000 per month.  A copy of such agreement is attached as Exhibit 10.7 to this Current Report on Form 8-K.

Thereafter, Mr. Stephen Broward resigned from his positions as Chief Executive Officer, President and Chairman of the Board, and Mr. Wayne Stratton resigned from his position as a director of the Company, effective immediately.  Both Mr. Broward and Mr. Stratton stated that their resignations are not the result of any disagreement with the Company.

Upon the resignations of Mr. Broward and Mr. Stratton, the remaining members of the Board appointed Dr. Andrew Kielbania as the Interim Chief Executive Officer of the Company, with such appointment taking effect immediately.  Dr. Kielbania’s appointment shall be governed by the employment agreement entered into by the Company and Dr. Andrew Kielbania pursuant to which Dr. Kielbania is to serve as the Company’s Interim Chief Executive Officer for a period of six (6) months or until a successor is retained.  His salary for such period will be $15,000 a month with certain other benefits.  Further, upon the appointment of a new Chief Executive Officer of the Company, Mr. Kilebania shall serve as the Company’s Chief Scientific Officer for period of two (2) years.  His salary as such will be $10,000 per month, with certain benefits.  A copy of the Dr. Kielbania’s employment agreement is included as Exhibit 10.8 to this Current Report on Form 8-K.

Dr. Kielbania has served as the Company’s Chief Scientist and Secretary since January 30, 2009 and has served as a director of the Company since November 30, 2010.  Dr. Kielbania joined the Company as a scientist in 2005.  From 2002 to 2005, Dr. Kielbania served as the vice president of Manning Management.  He previously held positions at Rohm and Haas where he assumed senior level positions in research and developing.   The Company believes Mr. Kielbania is qualified to serve as its Interim Chief Executive Officer based on his scientific knowledge and his management skill.

Upon the appointment of Dr. Kielbania, Mr. Raj Pamani and Mr. Michael Francis resigned as directors of the Company’s Board, effective immediately.  They stated that their resignations are not the result of any disagreement with the Company.

Item 9.01        Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Preferred Stock Purchase Agreement

10.2	Agreement to Assign and Settle Debt

10.3	Agreement to Assign and Settle Notes

10.4	Preferred Stock Drawdown Agreement

10.5	Agreement to License Invention

10.6	Form of Indemnification Agreement

10.7	Appointment Agreement between the Company and Mr. Battafarano

10.8	Form of Employment Agreement between Bioneutral Group, Inc. and Dr. Andrew Kielbania

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

November 8, 2011	BIONEUTRAL GROUP, INC.

By: /s/ Andrew Kielbania
Name: Andrew Kielbania
Title: Interim Chief Executive Officer

Exhibit List

Exhibit No.	Description

10.1	Preferred Stock Purchase Agreement

10.2	Agreement to Assign and Settle Debt

10.3	Agreement to Assign and Settle Notes

10.4	Preferred Stock Drawdown Agreement

10.5	Agreement to License Invention

10.6	Form of Indemnification Agreement

10.7	Appointment Agreement between the Company and Mr. Battafarano

10.8	Form of Employment Agreement between Bioneutral Group, Inc. and Dr. Andrew Kielbania